                                                          Exhibit 99.906 cert


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2004 of STI Classic Variable Trust (the "Registrant").

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



   February 28, 2005
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Date

                                       /s/ R. Jeffrey Young
                                       ---------------------------------------
                                       R. Jeffrey Young
                                       President, STI Classic Variable Trust


                                       /s/ Bryan Haft
                                       ---------------------------------------
                                       Bryan Haft
                                       Treasurer, STI Classic Variable Trust


This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.